EXHIBIT 15.1

[Maples and Calder Letterhead]

Our ref                   RDS/302248-000002/10974333v1

Direct tel                +852 2971 3046

Email                     richard.spooner@maplesandcalder.com

Ctrip.com International, Ltd.

968 Jin Zhong Road

Shanghai 200335

People’s Republic of China

April 23, 2018

Dear Sirs

Ctrip.com International, Ltd. (the “Company”)

We consent to the reference to our firm under the heading “Taxation” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2017, which will be filed with the Securities and Exchange Commission in the month of April 2018.

Yours faithfully,

/s/ Maples and Calder (Hong Kong) LLP
Maples and Calder (Hong Kong) LLP